Exhibit 10.3

GUARANTY

This GUARANTY, dated as of April 6, 2015 (this “Guaranty”), is made by each of Sagent Pharmaceuticals, Inc., a Delaware corporation (“Sagent”), and Sagent Pharmaceuticals, a Wyoming corporation (the “Company”; together with Sagent, collectively, the “Guarantors” and individually, each a “Guarantor”), for the benefit of JPMorgan Chase Bank, N.A. (“JPMC”), and each of the Lending Installations (as defined below) (together with the successors and assigns of JPMC and each Lending Installation, collectively, the “Creditors” and individually, each a “Creditor”). As used in this Guaranty, the term “JPMC Chinese Affiliate” means JPMorgan Chase Bank (China) Company Limited, together with its branches (including its Shanghai Branch), offices, facilities and affiliates.

RECITALS:

WHEREAS, Guarantors, the lenders from time to time party thereto and JPMC, as administrative agent, are parties to that certain Credit Agreement dated as of October 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the lenders party thereto have agreed to make loans and other financial accommodations available to Guarantors subject to the terms thereof;

WHEREAS, Sagent is the direct parent and the Company is an affiliate of Sagent (China) Pharmaceuticals Co. Ltd. (“Borrower”) and each Guarantor has determined that executing this Guaranty is necessary or convenient to the conduct, promotion or attainment of its business and corporate purposes and that it is otherwise in its interest, financial or otherwise, to execute this Guaranty;

WHEREAS, Borrower and JPMC Chinese Affiliate are entering into a Fixed Assets Committed Loan Facility Offer Letter and Fixed Assets Committed Loan Facility Offer Letter Standard Terms and Conditions of April 6, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “SCP Loan Agreement”) as part of the SCP Loan Facility (as defined in the Credit Agreement) pursuant to which Creditors will make certain loans and other financial accommodations to or for the benefit of Borrower;

WHEREAS, Creditors have required as a condition precedent to its making of the loans and other financial accommodations set forth in the SCP Loan Agreement and the SCP Loan Facility that each Guarantor executes and delivers this Guaranty to guaranty the payment and performance of Borrower’s indebtedness and obligations to Creditors under the SCP Loan Agreement and the SCP Loan Facility;

WHEREAS, each Guarantor acknowledges that such Guarantor will receive substantial direct and indirect benefits by reason of the making of loans to Borrower as provided in the SCP Loan Agreement and the SCP Loan Facility; and

WHEREAS, each Guarantor has agreed to guaranty the payment and performance of Borrower’s indebtedness and obligations to Creditors under the SCP Loan Agreement and the SCP Loan Facility on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and in order to induce Creditors to enter into the SCP Loan Agreement and the SCP Loan Facility and to make the loans and extend other financial accommodations to Borrower under the SCP Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees with Creditors, as follows:

1. Incorporation of Recitals; Defined Terms. The foregoing recitals are incorporated herein by this reference. Capitalized terms used in this Guaranty without definition shall have the respective meanings ascribed to such terms in the Credit Agreement.

2. Guaranty. Each Guarantor hereby agrees that it is liable for, and, as a primary obligor and not merely as surety, absolutely and unconditionally guarantees to Creditors, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the SCP Obligations (as defined below) and all costs and expenses, including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by any Creditor in endeavoring to collect all or any part of the SCP Obligations from, or in prosecuting any action against, Borrower, any Guarantor or any other guarantor of all or any part of the SCP Obligations (such costs and expenses, together with the SCP Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of the Guarantors). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Guaranty apply to and may be enforced by any Creditor or by or on behalf of any Lending Installation of any Creditor that extended any portion of the Guaranteed Obligations. As used herein, “SCP Obligations” means all unpaid principal of and accrued and unpaid interest on the loans under the SCP Loan Facility (including pursuant to the SCP Loan Agreement), all accrued and unpaid fees and all Creditor Expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of Borrower to any Creditor or any indemnified party, individually or collectively, existing on the date hereof or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Guaranty, the SCP Loan Agreement or the SCP Loan Facility or in respect of any of the loans made or reimbursement or other obligations incurred thereunder. Each Guarantor acknowledges that, without limiting the scope of the foregoing or any other provision of this Guaranty, including any provisions in the paragraph below captioned “Payments Generally,” the term “Guaranteed Obligations” includes, but is not limited to, any loss that any Creditor may incur with respect to the Guaranteed Obligations on account of prohibitions or limitations that may exist from time to time under the laws or regulations of the State Administration of Foreign Exchange (“SAFE”) or other regulatory authorities in the Peoples Republic of China (“PRC”) including with respect to the conversion into Renminbi (“RMB”) of U.S. dollars that may be paid by any Guarantor to any Creditor to satisfy any of such Guarantor’s obligations under this Guaranty. This Guaranty is secured by all of the Collateral as more fully provided in the Security Agreement and the other applicable Loan Documents and subject to the terms and conditions therein.

3. Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, including each Guarantor, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. The Guaranteed Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Guarantor, upon (a) the acceleration of the maturity of the loans under the Credit Agreement or the SCP Loan Agreement, (b) an involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition is continuing undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing is entered, (c) Borrower or any Guarantor (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or Guarantor for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing or (d) Borrower or any Guarantor become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due, and each Creditor is free to enforce any rights or remedies it has under this Guaranty as to the Borrower or any Guarantor, and to demand payment or other performance from each Guarantor in regard to the Borrower or any Guarantor. If the Maturity Date (as defined in the Credit Agreement) has occurred or Borrowers have terminated the Commitments pursuant to Section 2.09(b) of the Credit Agreement, and in either case, Borrowers are in compliance with Section 2.09(h) of the Credit Agreement (including without limitation provision of cash collateral to secure the China Guaranty Obligations described in Section 2.09(h) of the Credit Agreement (the “Guaranty Cash Collateral”)), notwithstanding anything to the contrary in this Guaranty or any other Loan Document, the Creditors aggregate recovery under this Guaranty shall be limited to (x) an amount equal to the then outstanding Guaranty Cash Collateral plus (y) all Creditor Expenses incurred by or on behalf of any Creditor in enforcing the obligations of Guarantors under this Guaranty.

4. No Discharge or Diminishment of Guaranty.

(a) Except as otherwise provided for herein, the obligations of Guarantors hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations (other than contingent obligations (excluding outstanding commitments under the SCP Facility which have not been cash collateralized pursuant to Section 2.09(h) of the Credit Agreement) for which no claim has been asserted)), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, the Creditors or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of Guarantors hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of Guarantors hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Creditor to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of Borrower for all or any part of the Guaranteed Obligations or any obligations of any Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Creditor with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations (other than contingent obligations (excluding outstanding commitments under the SCP Facility which have not been cash collateralized pursuant to Section 2.09(h) of the Credit Agreement) for which no claim has been asserted)).

5. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of Borrower or unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations (other than contingent obligations (excluding outstanding commitments under the SCP Facility which have not been cash collateralized pursuant to Section 2.09(h) of the Credit Agreement) for which no claim has been asserted). Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Any Creditor may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of any Guarantor under this Guaranty except to the extent the Guaranteed Obligations (other than contingent obligations (excluding outstanding commitments under the SCP Facility which have not been cash collateralized pursuant to Section 2.09(h) of the Credit Agreement) for which no claim has been asserted) have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Obligated Party or any security.

6. Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until Guarantors have fully performed all its obligations to the Creditors.

7. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by any Creditor in its discretion), each Guarantor’s obligations under this Guaranty and any provision of any Loan Document or the SCP Facility with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not any Creditor is in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by any Creditor.

8. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs under this Guaranty, and agrees that no Creditor shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

9. Termination Any Creditor may continue to make loans or extend credit to the Borrower based on this Guaranty until five (5) days after it receives written notice of termination from each Guarantor. Notwithstanding receipt of any such notice, each Guarantor will continue to be liable to Creditors for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations.

10. Taxes. Each payment of the Guaranteed Obligations will be made by each Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the applicable Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 10), an applicable Creditor receives the amount it would have received had no such withholding been made.

11. Maximum Liability. Notwithstanding any other provision of this Guaranty, the amount guaranteed by any Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which any Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

12. Contribution.

(a) To the extent that a Guarantor shall make a payment under this Guaranty which, taking into account all other payments then previously or concurrently made by any other guarantor of the Guaranteed Obligations (any such payment, a “Guarantor Payment”), exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if such other guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than contingent obligations (excluding outstanding commitments under the SCP Facility which have not been cash collateralized pursuant to Section 2.09(h) of the Credit Agreement) for which no claim has been asserted), each Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other guarantor of the Guaranteed Obligations for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any guarantor of the Guaranteed Obligations shall be equal to the excess of the fair saleable value of the property of such guarantor over the total liabilities of such guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other guarantors as of such date in a manner to maximize the amount of such contributions.

(c) This Section 12 is intended only to define the relative rights of the guarantors of the Guaranteed Obligations, and nothing set forth in this Section 12 is intended to or shall impair the obligations of the guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of their applicable guaranty of the Guaranteed Obligations.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the guarantor or guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying guarantors against other guarantors under this Section 12 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than contingent obligations (excluding outstanding commitments under the SCP Facility which have not been cash collateralized pursuant to Section 2.09(h) of the Credit Agreement) for which no claim has been asserted).

13. Liability Cumulative. The liability of each Guarantor under this Guaranty is in addition to and shall be cumulative with all liabilities of each Loan Party to any Creditor under this Guaranty and the other Loan Documents to which any Guarantor is a party or any other document, instrument or agreement with any Creditor to which any Guarantor is a party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

14. Keepwell. Each Qualified ECP Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that the Qualified ECP Guarantor shall only be liable under this Section 14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of the Qualified ECP Guarantor under this Section 14 shall remain in full force and effect until the termination of all Swap Obligations. The Qualified ECP Guarantor intends that this Section 14 constitute, and this Section 14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

15. Representations and Warranties. Each Guarantor represents and warrants to each Creditor that:

(a) Authorization; Enforceability. The transactions contemplated by this Guaranty are within such Guarantor’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Governmental Approvals; No Conflicts. The transactions contemplated by this Guaranty (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) filings necessary to perfect Liens created pursuant to the Security Agreement and (C) the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect, (ii) will not violate any Requirement of Law applicable to any Guarantor, except as could not reasonably be expected to result in a Material Adverse Effect, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Guarantor or the assets of any Guarantor, or give rise to a right thereunder to require any payment to be made by any Guarantor in any material respect, and (iv) will not result in the creation or imposition of any Lien on any asset of any Guarantor, except Liens created pursuant to the Security Agreement.

(c) Solvency. Immediately after giving effect to this Guaranty on the date hereof, (i) the fair value of the assets (on a going concern basis) of the Company (individually) and Guarantors (taken as a whole), at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property (on a going concern basis) of the Company (individually) and Guarantors (taken as a whole) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company (individually) and Guarantors (taken as a whole) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company (individually) and Guarantors (taken as a whole) will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the date hereof.

(d) Additional Representations. Each of the representations and warranties of the Guarantors set forth in in the Loan Documents are true and correct in all material respects as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

16. Modification. The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of Creditors (or JPMC on behalf of Creditors).

17. Costs and Expenses. Each Guarantor agrees to pay promptly following written demand all reasonable and documented costs and expenses incurred by or on behalf of any

Creditor (including the costs and expenses of a single counsel to the Creditors, taken as a whole, plus one additional local counsel and one additional specialist counsel in each other jurisdiction and with respect to each specialty (and, in light of actual or perceived conflicts of interest or the availability of different claims or defenses, one additional counsel for each similarly affected group of Creditors (taken as a whole) and, if necessary, one additional local counsel and one additional specialist counsel in each relevant jurisdiction and with respect to each specialty for such affected group of Creditors) in enforcing the obligations of Guarantors under this Guaranty (such costs and expenses collectively, “Creditor Expenses”).

18. Joinder. Each Guarantor agrees that any action to enforce this Guaranty may be brought against such Guarantor without any joinder of Borrower in such action.

19. Severability. Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

20. Notices.

(a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email transmission, as follows:

If to Guarantors at:

c/o Sagent Pharmaceuticals

1901 North Roselle Road, Suite 700

Schaumburg, Illinois 60195

Attention: Jonathon Singer, EVP and CFO

Facsimile No: (847) 908-6999

Email: jsinger@Sagentpharma.com

If to any Creditor at:

c/o Chase Business Credit

10 South Dearborn Street, 22nd Floor

Chicago, Illinois 60603

Attention: Kelli Lattanzio, Account Executive - Sagent

Facsimile No: (312) 732-7599

Email: kelli.s.lattanzio@chase.com

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile or email transmission shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.

21. Lending Installations. JPMC may designate, in its sole discretion, one or more of its and/or JPMorgan Chase & Co.’s offices, branches, facilities, parent company(ies), subsidiaries or affiliates (each, including JPMC, a “Lending Installation”) that is or are to make and book any of the Guaranteed Obligations or hold any security interests with respect thereto on behalf of any Lending Installation and for whose account payments are to be made, and may change any of them from time to time, and each Guarantor, JPMC and each Lending Installation agrees and consents thereto. JPMC shall endeavor to provide the Guarantors written notice of any new Lending Installation hereunder but the failure to provide such notice shall not cause such entity to fail to be a Lending Installation hereunder; provided however, that JPMC shall provide written notice to Guarantors of all Lending Installations holding Guaranteed Obligations or any security interests with respect thereto promptly after the occurrence of any enforcement of this Guaranty by JPMC or any Creditor. Each Guarantor, JPMC and each Lending Installation agrees that all terms of this Guaranty and any documents, instruments or agreements related thereto (including without limitation the Security Agreement) shall apply to, be for the benefit of, and be enforced by or on behalf of JPMC, any Lending Installation or their successors and assigns. For the avoidance of doubt, without limiting the scope of the foregoing, the term “Lending Installation” includes, but is not limited to, the JPMC Chinese Affiliate.

22. Payments Generally.

(a) All payments by Guarantors shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the SCP Loan Agreement or SCP Loan Facility; provided, however, that (if the Payment Currency is other than U.S. dollars) a Guarantor may, at its option (or, if for any reason whatsoever a Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to JPMC at its principal office the equivalent amount in U.S. dollars computed at the selling rate of JPMC or a selling rate chosen by JPMC, most recently in effect on or prior to the date the Guaranteed Obligations becomes due, for cable transfers of the Payment Currency to the place where the Guaranteed Obligations is payable. In any case in which any Guarantor makes or is obligated to make payment in U.S. dollars, Guarantors shall hold each Creditor harmless from any loss incurred by such Creditor arising from any change in the value of U.S. dollars in relation to the Payment Currency between the date the Guaranteed Obligations becomes due and the date such Creditor is actually able, following the conversion of the U.S. dollars paid by Guarantors into the Payment Currency and remittance of such Payment Currency to the place where such Guaranteed Obligations is payable, to apply such Payment Currency to such Guaranteed Obligations.

(b) Without limiting the scope of the preceding paragraph, if for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor under this Guaranty in a Payment Currency (the “specified currency”) into another currency, each

Guarantor agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, JPMC could purchase the specified currency with such other currency at an office of JPMC chosen by JPMC in its sole discretion on the Business Day preceding that on which a final, non-appealable judgment is given. The obligations of Guarantors in respect of any sum due to any Creditor shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the business day following receipt by such Creditor of any sum adjudged to be so due in such other currency such Creditor may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the applicable Creditor in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Creditor against such loss.

23. Warranty and Covenant Re PRC SAFE Regulation.

(a) Each Guarantor agrees (i) to comply with, and (with respect to Sagent) to cause the Borrower to comply with, all laws, regulations and rules of SAFE or other governmental authorities in the PRC; and (ii) to do all acts necessary, and (with respect to Sagent) to cause the Borrower to do all acts necessary, so as to permit an applicable Creditor, to convert into RMB all amounts that may be paid to such Creditor to satisfy any Guarantor’s obligations under this Guaranty, including, without limitation, maintaining a sufficient net asset value of the Borrower as indicated in its audited financial statements of the immediately preceding financial year and/or “Borrowing Gap” (as defined below) available for the enforcement of this Guaranty.

(b) For the purpose of the preceding paragraph, the term “Borrowing Gap” with respect to the Borrower means the concept of “borrowing gap” as provided under relevant PRC laws, regulations and rules, as amended from time to time. Each Guarantor understands that such concept may change from time to time and has obtained all necessary independent professional advice as it considers appropriate.

(c) Nothing in the foregoing shall be construed as modifying, limiting, conditioning, or otherwise derogating either from any rights or remedies that any Creditor otherwise has or may have under this Guaranty or from any obligations or liabilities any Guarantor otherwise has or may have under this Guaranty in regard to the Borrower.

24. APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

25. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

(a) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF

OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 20. NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

26. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

27. Right of Setoff. If an Event of Default shall have occurred and is continuing, any Creditor, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), other than Excluded Accounts, at any time held and other obligations at any time owing by such Creditor to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations held by such Creditor, irrespective of whether or not such Creditor shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be unmatured. The rights of each Creditor under this Section are in addition to other rights and remedies (including other rights of setoff) which such Creditor may have.

[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

SAGENT PHARMACEUTICALS,
a Wyoming corporation,
as a Guarantor

By:	/s/ Jeffrey Greve
Name:	Jeffrey Greve
Title:	Vice President, Controller

SAGENT PHARMACEUTICALS, INC.,
a Delaware corporation,
as a Guarantor

By:	/s/ Jeffrey Greve
Name:	Jeffrey Greve
Title:	Vice President, Controller

Signature Page to Guaranty